Exhibit 10.2

REDEMPTION AGREEMENT

This Redemption Agreement (this “Agreement”) is entered by and among Generation Income Properties, L.P., a Delaware limited partnership (the “Company”), Generation Income Properties, Inc., a Delaware corporation and the General Partner of the Company (“GIP”), and Thomas E. Robinson (“Tendering Party”) effective as of August 9, 2022. Capitalized terms used but not defined herein have the meaning ascribed to them in that certain Amended and Restated Limited Partnership Agreement of the Company, dated March 23, 2018, as amended through the date hereof (as amended, the “LPA”).

R E C I T A L S

WHEREAS, the Tendering Party holds an aggregate 205,615 Common Units of the Company (the “Robinson Common Units”), which were received pursuant to that certain (a) Assignment and Assumption of Partnership Units dated December 1, 2021 by and among Riverside Crossing, L.C. (“RC”), the Tendering Party and Generation Income Properties, Inc., a Maryland corporation (“GIP”)(the “RC Assignment”); and (b) Assignment and Assumption of Partnership Units dated December 1, 2021 by and among Greenwal, L.C., a Virginia limited liability company (“Greenwal”), the Tendering Party and GIP (the “Greenwal Assignment”)(the RC Assignment and Greenwal Assignment are collectively referred to herein as the “Assignments”);

WHEREAS, pursuant to that certain (a) Contribution and Subscription Agreement by and between the Company and RC dated July 16, 2019, as amended (the “RC Contribution Agreement”); and (b) Contribution and Subscription Agreement by and between the Company and Greenwal dated June 19, 2019, as amended (the “Greenwal Contribution Agreement”)(the RC Contribution Agreement and the Greenwal Contribution Agreement are collectively referred to herein as the “Contribution Agreements”), and as a result of the RC Assignment and Greenwal Assignment, the Tendering Party has the right to require the Company to redeem all or a portion of the Robinson Common Units;

WHEREAS, the Tendering Party has delivered a Notice of Redemption to the Company dated July 20, 2022 presenting certain Robinson Common Units for redemption and indicating an intent to redeem further Robinson Common Units in the future (the “Notice”); and

WHEREAS, the Tendering Party now wishes to revoke the Notice and instead enter into this Agreement with the Company to implement a schedule for the Tendering Party’s redemption of the Robinson Common Units;

NOW, THEREFORE, it is hereby agreed as follows:

A G R E E M E N T

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt,

adequacy, and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

1. Revocation of Notice of Redemption. The Tendering Party hereby rescinds and revokes the Notice, and GIP, as General Partner of the Company, hereby consents and agrees to such rescission and revocation. The Notice is hereby rendered null and void ab initio, with no further force or effect.

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2. Exercise of Redemption Right. Notwithstanding anything to the contrary in the Contribution Agreements, Assignments, or LPA (the “Governing Documents”), the Tendering Party and the Company agree to the following, which shall be deemed to be an amendment to the Contribution Agreements, as applicable:

(a) On or before September 15, 2022 (the “Initial Specified Redemption Date”), 16,250 Robinson Common Units shall be redeemed for the Cash Redemption Price (as defined in the Contribution Agreements) and 60,000 Robinson Common Units shall be redeemed through GIP’s direct purchase of such Robinson Common Units in exchange for GIP’s issuance of 200,000 REIT Shares. For purposes of establishing the holding period of the Tendering Party in such REIT Shares, the Tendering Party hereby represents and warrants that, for purposes of Rule 144 under the Securities Act of 1933, as amended (“Rule 144”), the Robinson Common Units were received by the Tendering Party from RC and Greenwal (as applicable) in a pro rata distribution for no consideration.

(b) The remaining 129,365 Robinson Common Units shall be redeemed pursuant to the following schedule for the Cash Redemption Price (as defined in the Contribution Agreements). Upon each “Deemed Redemption Right Exercise Date,” the Tendering Party shall be deemed, automatically and without the need for further action or the delivery of a Notice of Redemption, to have exercised the Redemption Right as to the corresponding number of Robinson Common Units for redemption on the corresponding Specified Redemption Date, all as indicated below.

Number of Common Units Redeemed	Deemed Redemption Right Exercise Date	Specified Redemption Date
16,250	January 15, 2023	March 15, 2023
22,623	July 15, 2023	September 15, 2023
22,623	January 15, 2024	March 15, 2024
22,623	April 15, 2024	June 15, 2024
22,623	July 15, 2024	September 15, 2024
22,623	October 15, 2024	December 15, 2024

129,365 Total Common Units Redeemed

(c) The Tendering Party agrees that at the Initial Specified Redemption Date and each subsequent Specified Redemption Date, the undersigned will (i) irrevocably present for redemption such number of Common Units in the Company as listed above, (ii) surrender such Common Units and all right, title and interest therein, free and clear of all liens, claims and encumbrances; (iii) be deemed to direct that any Cash Redemption Price be delivered to the Tendering Party at the address specified in the Tendering Party’s signature block for this Agreement; and (iv) execute an assignment for such Common Units and such other documents as GIP or the Company may reasonably require in connection with the redemption.

(d) The Tendering Party hereby represents, warrants and certifies, at the Initial Specified Redemption Date and as of each Specified Redemption Date, that he (i) has title to the Common Units being presented for redemption; (ii) has the full right, power and authority to cause the redemption of the Common Units as provided herein; and (iii) has obtained the approval of all persons or entities, if any, having the right to consent to or approve the Common Units for redemption.

(e) The Company agrees to redeem the number of Common Units indicated in the table set forth in subsection (b) above on each Specified Redemption Date for the Cash Redemption Price. If the Company fails to redeem any of the Tendering Party’s Common Units on the Specified Date for such Common Units then the Deemed Redemption Right Exercise Date for all remaining unredeemed Common Units shall be deemed to be the Deemed Right Exercise Date for the Common Units for which the Cash Redemption Price was not timely paid and the Specified Redemption Date for all remaining unredeemed Common Units shall be the Specified Redemption Date for the Common Units for which the Cash Redemption Price was not timely paid and the Tendering Party shall be entitled to exercise any and all rights available at law or in equity to enforce the Company’s obligation to redeem the Common Units as provided in this sentence. It is understood and acknowledged that, so long as the Company complies with its obligations to redeem the Common Units pursuant to the table set forth in subsection (b) above, the redemption schedule and mechanics set forth in this Section 2 shall govern and supersede any redemption rights the Tendering Party may otherwise have had pursuant to the Contribution Agreements.

3. Continuing Effect of Governing Agreements. Except to the extent expressly stated herein, the redemption procedures and limitations of the Governing Agreements shall govern any redemption of the Robinson Common Units, and each Governing Agreement is hereby ratified and confirmed and shall continue in full force and effect.

4. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Virginia.

5. Counterparts. This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same original. To facilitate the execution and delivery of this Agreement, the parties may execute and exchange counterparts of the signature pages by facsimile or by scanned image (e.g., .pdf file extension) as an attachment to an email and the signature page of either party to any counterpart may be appended to any other counterpart.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date set forth above.

TENDERING PARTY:

/s/ Thomas E. Robinson

By: Thomas E. Robinson

Address for delivery of Cash Redemption Price:

_____________________________

_______________________________________

COMPANY:

GENERATION INCOME PROPERTIES, L.P.,

a Delaware limited partnership

By: /s/ David Sobelman

David Sobelman

Authorized Representative

GIP:

GENERATION INCOME PROPERTIES, INC.,

a Maryland corporation

By: /s/ David Sobelman

David Sobelman

Chief Executive Officer